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                                                                    EXHIBIT 10.4


                         DIAGNOSTIC PRODUCTS CORPORATION
                             1990 STOCK OPTION PLAN
                 (AMENDED AND RESTATED AS OF SEPTEMBER 8, 1999)

1.  PURPOSE

The purpose of the 1990 Stock Option Plan (the "Plan") is to further the interests of Diagnostic Products Corporation (the "Company") and its subsidiary corporations ("Subsidiaries") (as such term is defined in Section 425(f) of the Internal Revenue Code of 1986, as amended (the "Code")), by encouraging and enabling selected employees, directors, consultants and advisors of the Company and its Subsidiaries, upon whose judgment, initiative and effort the Company is largely dependent for the successful conduct of its business, to acquire a proprietary interest in the Company by ownership of its stock through the exercise of stock options to be granted hereunder.

2.  AUTHORITY TO GRANT OPTIONS

Options granted under the Plan may be either "incentive stock options" within the meaning of Section 422A of the Code, or options that do not qualify as incentive stock options or which are designated "non-qualified options" ("non-qualified options"). The aggregate number of shares of Common Stock of the Company which may hereafter be issued pursuant to the exercise of options granted hereunder shall not exceed one million (1,000,000) shares, subject, however, to the provisions of paragraph 5(h) hereof.

In the event that any outstanding option under the Plan for any reason expires or is terminated without having been exercised in full, the shares of Common Stock allocable to the unexercised portion of such option may again be subjected to an option under the Plan.

3.  ADMINISTRATION

Subject to the specific provisions hereinafter set forth, the Plan shall be administered by the Board of Directors or by a committee consisting of at least two directors appointed by the Board of Directors of the Company (the Board or such committee being referred to herein as the "Committee"). Members of the Committee shall serve at the discretion of the Board of Directors. Subject to the provisions of the Plan, the Committee shall establish rules and regulations which it may deem appropriate for the proper administration of the Plan, interpret and make determinations under the Plan which shall be final, conclusive and binding upon all persons, including, without limitation, the Company, the shareholders, the directors and any persons having any interests in any options which may be granted under the Plan.

4.  ELIGIBILITY

(a) Incentive options may be granted only to employees of the Company or its Subsidiaries. Non-qualified options may be granted to employees, directors, consultants and advisors of the Company or its Subsidiaries, provided that any consultant or advisor must render bona fide services to the Company or its Subsidiaries (which services are not in connection with the offer or sale of securities in a capital-raising transaction). An optionee may hold more than one option, but only on the terms and subject to the restrictions hereafter set forth.

(b) Subject to paragraph 4(c), no person who would be considered to own by reason of Section 425(d) of the Code more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Subsidiary of the Company at the time such option is granted, shall be eligible to receive an incentive option hereunder.

(c) Paragraph 4(b) shall not apply if at the time such incentive option is granted the option price is at least 110 percent (110%) of the fair market value of the stock subject to the option and such incentive option by its terms is not exercisable after the expiration of five years from the date such option is granted.

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5.  TERMS AND CONDITIONS OF OPTIONS

The Committee shall determine the persons to whom options shall be granted, the time options shall be granted, the number of shares subject to option and, subject to the provisions hereof, the terms and conditions of the options. Options granted pursuant to the Plan shall be evidenced by an agreement in such form as the Committee shall from time to time approve.

(a)  NUMBER OF SHARES.

Options may be granted to such persons, and in such amounts, as the Committee, in its discretion, may from time to time determine; provided, however, that the aggregate fair market value (at the date of grant) of shares subject to incentive options (granted under the Plan or any other plans of the Company or its Subsidiaries) that first become exercisable in any calendar year shall not exceed $100,000.

(b) OPTION PRICE.

Each option shall state the option price, which in the case of incentive options shall not be less than 100% of the fair market value (110% with respect to the optionees who are 10% or more shareholders of the Company as described in paragraph 4(b)) of the Common Stock on the date of grant, and in the case of non-qualified options, shall not be less than 85% of the fair market value per share on the date of grant. The "fair market value per share" shall mean the mean between the highest and lowest quoted selling prices of the Common Stock on the applicable date or, if not available, the mean between the bona fide bid and asked prices of the Common Stock on such date. In any situation not covered above or if there were not sales on the date of the grant of an option, the fair market value shall be determined by the Committee in accordance with Section 20.2031-2 of the Federal Estate Tax Regulations. Subject to the foregoing, the Committee in fixing the option price shall have full authority and discretion and be fully protected in doing so.

(c) MEDIUM AND TIME OF PAYMENT.

Payment of the option price shall be made to the Company in such manner permitted by law as determined by the Committee, which may include cash (including check, bank draft or money order) or delivery of shares of the Company's Common Stock already owned by the optionee or a combination of Common Stock and cash. The fair market value of Common Stock so delivered shall be determined as of the date of exercise in the manner set forth in paragraph 5(b).

(d) TERM AND EXERCISE OF OPTIONS.

The shares covered by an option may be purchased at once or in installments, as the Committee may determine at the time of grant or in a subsequent amendment of the option. Incentive options shall expire ten years (five years with respect to optionees who are more than 10% shareholders of the Company as described in paragraph 4(b)) after the date of grant or such earlier date as may be determined by the Committee. Non-qualified options shall expire not more than ten years plus one month from the date of grant or such earlier date as may be determined by the Committee. An optionee may exercise a part of the option from the date that part first becomes exercisable until the option expires or is otherwise terminated. Not less than ten shares may be purchased at any one time unless the number purchased is the total number at the time purchasable under the option. To the extent not exercised, installments shall accumulate. As a condition to the exercise, in whole or in part, of any option, the Committee may in its sole discretion require the optionee to pay, in addition to the purchase price of the shares covered by the option, an amount equal to any federal, state and local taxes that the Committee has determined are required to be paid in connection with the exercise of such option in order to enable the Company to claim a deduction or otherwise. Furthermore, if any optionee disposes of any shares of stock acquired by exercise of an incentive option prior to the expiration of either of the holding periods specified in Section 422A(a)(1) of the Code, the optionee shall pay to the Company, or the Company shall have the right to withhold from any payments to be made to the optionee, an amount equal to any federal, state and local taxes that the Committee has determined are required to be paid in connection with the exercise of such option in order to enable the Company to claim a deduction or otherwise.


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(e) TERMINATION OF EMPLOYMENT EXCEPT BY DEATH AND DISABILITY.

Except as the Committee may determine otherwise at any time with respect to any particular non-qualified option granted hereunder, in the event that an optionee shall cease to be employed or retained by the Company or a Subsidiary for any reason other than his death or disability and shall be no longer in the employ of or providing services to any of them, such optionee shall have the right to exercise the option to the extent the option was exercisable on the date of termination until the earlier of three months after such termination or the expiration of the term of the option. Whether authorized leave of absence or absence for military or governmental service shall constitute termination of employment, for the purposes of the Plan, shall be determined by the Committee, which determination shall be final and conclusive.

(f) DEATH OR DISABILITY OF OPTIONEE.

Except as the Committee may determine otherwise at any time with respect to any particular non-qualified option granted hereunder, if an optionee shall die while in the employ or service of the Company or a Subsidiary or within a period of three months after the termination of his employment or service with the Company or a Subsidiary, either voluntarily or by operation of law, any options granted to him shall expire on the earlier of one year from the date of death or the expiration of the term of the option. During the period between the optionee's death and the expiration of the option, the option may be exercised by the person or persons to whom the optionee's rights under the option have passed by will or by the laws of descent and distribution, but only to the extent that it was exercisable on the date of death.

Except as the Committee may determine otherwise at any time with respect to any particular non-qualified option granted hereunder, if an optionee's employment or service with the Company or a Subsidiary shall terminate due to the optionee's permanent disability (as defined by Section 22(e)(3) of the Code), any options granted to him shall terminate on the earlier of one year from the date of such termination or the expiration of the term of the option. During such period, the option shall be exercisable only to the extent it was exercisable on the day of termination due to permanent disability.

(g) NON-TRANSFERABILITY OF OPTIONS.

No option shall be assignable or transferable by the optionee, either voluntarily or by operation of law, other than by will or the laws of descent and distribution, and options shall be exercisable during the optionee's lifetime only by the optionee.

(h) ADJUSTMENTS.

If the number of outstanding shares of Common Stock is increased or decreased, or if such shares are exchanged for a different number or kind of shares or securities of the Company through reorganization, merger, recapitalization, reclassification, stock dividend, stock split, combination of shares or other similar transaction, the aggregate number of shares of Common Stock subject to the Plan as provided in paragraph 2 hereof and the shares of Common Stock subject to issued and outstanding options under the Plan shall be appropriately and proportionately adjusted by the Committee. Any such adjustment in the outstanding options shall be made without change in the aggregate purchase price applicable to the unexercised portion of the option but with an appropriate adjustment in the price for each share or other unit of any security covered by the option. No adjustment shall be made on account of any transaction or event not specifically set forth in this paragraph 5(h), including, without limitation, the issuance of Common Stock for consideration.

Subject to any required action by the shareholders, if the Company shall be the surviving corporation in any merger or consolidation, each outstanding option shall pertain to and apply to the securities to which a holder of the number of shares of Common Stock subject to the option would have been entitled. In the event of the dissolution or liquidation of the Company or a merger or consolidation in which the Company is not the surviving corporation, or a sale of all or substantially all of the Company's assets, all outstanding options shall terminate on the date of any such event unless the Committee takes action, if any, as the Com-

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mittee in its discretion may deem appropriate to accelerate the time within which and the extent to which options may be exercised or to provide for the assumption of options by the surviving, consolidated, successor or transferee corporation(s).

Adjustments under this paragraph 5(h) shall be made by the Committee, whose determination as to which adjustments shall be made, and the extent thereof, shall be final, binding and conclusive. No fractional shares of stock shall be issued under the Plan or in connection with any such adjustment.

The grant of an option pursuant to the Plan shall not affect in any way the right or power of the Company to make any adjustment, reclassification, reorganization or change of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell or transfer all or any part of its business or assets.

(i) MODIFICATION, EXTENSION AND RENEWAL OF OPTIONS.

Subject to the terms and conditions and within the limitations of the Plan, the Committee may modify, extend or renew outstanding options granted under the Plan. Notwithstanding the foregoing, however, no modification of an option shall, without the consent of the optionee, alter or impair any right or obligation under any option theretofore granted under the Plan in a manner adverse to the optionee.

(j) CHANGE IN CONTROL.

Upon a "Change in Control" (as hereinafter defined), all outstanding options shall, subject to the provisions hereof, vest and become immediately 100% exercisable; provided, however, that this paragraph 5(j) shall be null and void and there shall be no acceleration of the vesting of options in the event of a Change in Control if the operation of this paragraph 5(j) would preclude the Company from being able to utilize the pooling-of-interests method of accounting in any transaction. A "Change in Control" shall be deemed to have occurred if:

(i) any "person" as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than the Company, any trustee or other fiduciary holding securities under any Company employee benefit plan, or any entity owned, directly or indirectly, by Company shareholders in substantially the same proportions as their ownership of the Company's voting securities), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act, or any successor rule or regulation thereto as in effect from time to time), directly or indirectly, of the Company's securities representing 50% or more of the combined voting power of the Company's then outstanding securities;

(ii) a tender offer (for which a filing has been made with the Securities and Exchange Commission which purports to comply with the requirements of Section 14(d) of the Exchange Act and the rules thereunder) is made for the stock of the Company, upon the first to occur of (A) any time during the offer when the person (as defined in clause (i) above) making the offer owns or has accepted for payment securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities or (B) three business days before the offer is to terminate unless the offer is withdrawn first, if the person making the offer could own, by the terms of the offer plus any voting securities owned by such person, securities representing 50% or more of the combined voting power of the Company's outstanding securities when the offer terminates;

(iii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directions, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (i),
(ii), (iv) or (v) of this paragraph) whose election by the Board of Directors or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board of Directors;


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(iv) the Company's shareholders approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation that would result in the Company's voting securities outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

(v) the Company's shareholders approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

If any of the events enumerated in clauses (i) through (v) above occur, the Board of Directors shall determine the effective date of the Change in Control resulting therefrom, for purposes of the Plan. The exercise of any portion of an option which would not have been exercisable but for the occurrence of a Change in Control under clause (iv) or (v) above shall be conditioned on the consummation of the transaction described in clause (iv) or (v) which caused the Change in Control to occur. If such transaction is abandoned, any and all conditional exercises of options in accordance with this paragraph 5(j) shall be deemed annulled and of no force or effect and to the extent any option shall have vested solely by operation of this paragraph 5(j), such vesting shall be deemed annulled and of no force or effect and the vesting provisions of such option as in effect prior to the Change in Control shall be reinstated.

(k) RIGHTS AS A SHAREHOLDER.

No person entitled to exercise any option shall have any rights as a shareholder with respect to any shares covered by the option until the date such person has become the holder of record of such shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such person becomes the holder of record of such shares, except as provided in paragraph 5(h) hereof.

(l) INVESTMENT PURPOSE.

Each option under the Plan shall be granted on the condition that the purchases of stock thereunder shall be for investment purposes, and not with a view to resale or distribution, unless the stock subject to such option is registered under the Securities Act of 1933, as amended, or the resale of such stock without such registration would otherwise be permissible under the Securities Act of 1933, as amended, or any other applicable law, regulation, or rule of any governmental agency.

(m) OTHER PROVISIONS.

The option agreements authorized under the Plan shall contain such other provisions, including, without limitation, restrictions upon the exercise of the option, as the Committee shall deem advisable.

6.  INDEMNIFICATION OF COMMITTEE

In addition to such other rights of indemnification as they may have, the members of the Committee shall be indemnified by the Company against their reasonable expenses, including attorneys' fees actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee member is liable for gross negligence or intentional misconduct in the performance of his duties; provided that within sixty days after institution of any such action, suit or proceeding, a Committee member shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same.

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7.  TERM AND AMENDMENT OF THE PLAN

The Plan shall remain in effect until all shares covered by options granted under the Plan have been purchased or all rights to acquire the shares have lapsed. No stock option shall be granted under the Plan after December 7, 2000.

The Board of Directors of the Company may, insofar as permitted by law, from time to time, with respect to any shares at the time not subject to options, suspend or discontinue the Plan or revise or amend it in any respect whatsoever except that, without the approval of the shareholders, no such revision or amendment shall change the number of shares subject to the Plan or change the designation of the persons eligible to receive incentive options under the Plan. Other amendments or modifications to the Plan shall be approved by the shareholders only if such approval is required by the Code, by any rule promulgated by the Securities and Exchange Commission pursuant to Section 16 of the Securities Exchange Act of 1934, as amended, by any rule of the New York Stock Exchange, or if the Committee determines that such approval is necessary and appropriate.

8.  ADOPTION AND EFFECTIVENESS OF PLAN

The Plan was adopted by resolution of the Board of Directors on December 8, 1990, and approved by the shareholders on May 8, 1991. The Plan was amended by the Board of Directors on August 21, 1996 and September 8, 1999.